EXHIBIT 99.1

18100 Von Karman Avenue
Suite 500
Irvine, CA 92612
949.852.0700

NEWS RELEASE

Contact:	Jennifer Franklin
Phone:	949.333.1721
Email:	jfranklin@steadfastcmg.com

STEADFAST APARTMENT REIT III, INC. BUYS
APARTMENT COMMUNITY IN INDIANAPOLIS FOR $44.6 MILLION
INDIANAPOLIS, December 20, 2017 – Steadfast Apartment REIT III, Inc. (STAR III) announced that it has acquired Avery Point Apartments, a 512-unit apartment-home community located in northeast Indianapolis. The purchase price was approximately $44.6 million.
“We believe the Indianapolis area is a perfect fit for the investment objectives of Steadfast Apartment REIT III, which targets mid-tier multifamily properties in growing communities,” said Ella Neyland, president of Steadfast Apartment REIT III, Inc. “Particularly, the community is located in the far north side of the city, which is one of the most affluent and desirable areas and boasts some of the city’s finest homes, Class A office space, shopping, dining, and entertainment.”
Completed in 1986, Avery Point includes 58 two-story buildings with one- and two-bedroom apartment homes and two-bedroom townhomes that average 912 square feet. In-place rents average $778 per month and the community currently is 94.14 percent occupied.

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Avery Point residents enjoy a clubhouse and business center, fitness center, swimming pool, community patio with grilling stations, tennis courts, a volleyball court, covered parking and a dog park. Apartment home amenities feature fully equipped kitchens, private patios or balconies, private entrances, walk-in closets, and fireplaces.
As part of the Steadfast Value Enhancement Strategy, STAR III plans to renovate 75 percent of units in the community, as the other 25 percent were recently renovated by the previous owner. The renovation will include upgrades to kitchen appliances, cabinet fixtures, faucets, kitchen counters and bedroom carpets. STAR III also plans on upgrading common areas and amenities, including enhancements to landscaping, signage, and the fitness center.
Avery Point is located within a ten-minute drive of more than 4 million square feet of Class A office space, including one of the area’s largest employers, the Community Health Network. The community is also located less than two miles east of Castleton Square, Indiana’s largest shopping mall, and is within the award-winning Metropolitan School District of Lawrence Township, known as one of the best public-school systems in Indianapolis.
With the acquisition of Avery Point, STAR III has invested more than $362 million in nine multifamily properties in Colorado, Georgia, Illinois, Indiana and Texas, totaling 2,592 apartment homes.

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About Steadfast Apartment REIT III
    STAR III is a real estate investment trust that was formed to acquire a diverse portfolio of middle-market apartments and senior living facilities located throughout the United States.
    STAR III is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of STAR III’s public filings with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.

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